As filed with the Securities and Exchange Commission on July 19, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Post-Effective Amendment No. 1)

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	36-4339870
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4088 Commercial Avenue

Northbrook, Illinois 60062

(847) 400-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William P. Moffitt III

President and Chief Executive Officer

4088 Commercial Avenue

Northbrook, Illinois 60062

(847) 400-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Esteban A. Ferrer

Seyfarth Shaw LLP

620 Eighth Avenue

New York, New York 10018

(212) 218-5500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-161859

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)
Common Stock	—	—	—	—
Warrants	—	—	—	—
Preferred Stock	—	—	—	—
Stock Purchase Contracts	—	—	—	—
Stock Purchase Units	—	—	—	—
Total	$5,531,160		$5,531,160	$634

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The Registrant previously registered common stock, preferred stock, warrants, stock purchase contracts and stock purchase units with an aggregate offering price of $100,000,000 on a Registration Statement on Form S-3 (File No. 333-161859) , as amended, which was declared effective September 15, 2009. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of common stock, preferred stock, warrants, stock purchase contracts and stock purchase units having a proposed maximum aggregate offering price of $5,531,160 is hereby registered representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement on Form S-3 (File No. 333-161859) as of July 19, 2012. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Registration Statement on Form S-3 (File No. 333-161859) exceed those registered under such registration statements.
(3)	The registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement or any other securities that provide for such conversion, exchange, exercise or settlement.
(4)	Calculated in accordance with Rule 457(o). Represents the registration fee only for the additional amount of securities being represented hereby. The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-161859), as amended, for which a fee of $5,580 was paid.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional $5,531,160 of securities of Nanosphere, Inc. (the “Company”), for the offering pursuant to the Registration Statement on Form S-3 of the Company (File No. 333-161859) filed with the Securities and Exchange Commission on September 11, 2009, which was previously declared effective by the Commission on September 15, 2009, at 4:30 p.m. The contents of the Registration Statement No. 333-161859 are hereby incorporated by reference into this Registration Statement in its entirety, including each of the documents we filed with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

The maximum underwriting compensation will not exceed 8% for any offering under this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description of Document

5.1	Opinion of Seyfarth Shaw LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Seyfarth Shaw LLP (contained in its opinion filed as Exhibit 5.1)

24.1	Power of attorney (incorporated by reference to Registrants’ Registration Statement on Form S-3, File No. 333-161859)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, the State of Illinois, on the 19th day of July, 2012.

NANOSPHERE, INC.

By:	/s/ William P. Moffitt III
William P. Moffitt III
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on July 19, 2012.

Signature	Title

/s/ William P. Moffitt III William P. Moffitt III	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. Roger Moody, Jr. J. Roger Moody, Jr.	Chief Financial Officer, Vice President of Finance and Administration, Treasurer and Secretary (Principal Financial and Accounting Officer)

/s/ ** Mark Slezak	Chairman of the Board and Director

/s/ ** André de Bruin	Director

/s/ ** Chad A. Mirkin	Director

/s/ ** Lorin J. Randall	Director

/s/ ** William T. White III	Director

** /s/ J. Roger Moody, Jr.
J. Roger Moody, Jr.
Attorney-in-fact